UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2015 (September 30, 2015)

NANOSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33775	36-4339870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

(847) 400-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 30, 2015, Nanosphere, Inc. (the “Company”) held its 2015 annual meeting of stockholders (the “Annual Meeting”). Immediately following the conclusion of the Annual Meeting and the approval by the Company’s stockholders of the matters described below under Item 5.07 of this Current Report on Form 8-K, the Company’s Board of Directors (the “Board of Directors”), based on the recommendations of the Compensation Committee of the Board of Directors, granted common stock option awards (the “Executive Stock Options”) to Michael McGarrity, the Company’s President and Chief Executive Officer, Kenneth Bahk, the Company’s Chief Strategy Officer, and Farzana Moinuddin, the Company’s Acting Principal Financial Officer, Interim Chief Accounting Officer, and Secretary, in the amounts of 200,000, 50,000 and 10,000 shares, respectively. The Executive Stock Options have an exercise price of $1.68 per share, the closing price of the Company’s common stock as reported on the NASDAQ Capital Market on the grant date. The Executive Stock Options have a ten year term and shall vest and become exercisable in twelve, equal, quarterly installments over a three year period on January 1, April 1, July 1 and October 1 each year commencing January 1, 2016, subject to continued employment, forfeiture and cancellation upon a termination for cause, and acceleration upon a change in control of the Company.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	The Company held its annual meeting of shareholders on September 30, 2015 (the “Annual Meeting”). The following is a summary of the matters voted on at the meeting.

(b)	The shareholders elected all six nominees for director to serve until the next annual meeting of stockholders in 2016, as follows:

	For	Withheld	Broker Non-Vote
Michael K. McGarrity	1,767,763	822,673	2,430,547
Gene Cartwright	1,772,540	817,896	2,430,547
Erik Holmlin	1,770,792	819,644	2,430,547
Lorin J. Randall	1,770,090	820,346	2,430,547
Michael J. Ward	1,771,030	819,406	2,430,547
Kristopher A. Wood	2,499,452	90,984	2,430,547

By the following vote, the shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation was described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the Company’s proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on August 19, 2015:

For	Against	Abstain	Broker Non-Votes
2,176,338	388,308	25,603	2,430,547

By the following vote, the shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

For	Against	Abstain
4,931,593	49,390	40,000

By the following vote, the shareholders approved an amendment to the Company’s 2014 Long-Term Incentive Plan to increase the number of authorized shares of common stock authorized for issuance thereunder from 250,000 to 1,250,000.

For	Against	Abstain	Broker Non-Votes
1,827,563	742,992	19,881	2,430,547

Item 8.01 Other Events.

Board Structure and Compensation

Immediately following the conclusion of the Annual Meeting and the approval by the Company’s stockholders of the matters described above under Item 5.07 of this Current Report on Form 8-K, the Board of Directors, based on the recommendations of the Compensation Committee of the Board of Directors, granted common stock option awards (the “Director Stock Options”) to Messrs. Cartwright, Holmlin, Randall and Ward in the amount of 10,000 shares each. The Director Stock Options have an exercise price of $1.68 per share, the closing price of the Company’s common stock as reported on the NASDAQ Capital Market on the grant date. The Director Stock Options have a ten year term and shall vest and become exercisable on the one year anniversary of the grant date (i.e., September 30, 2016), subject to continued service as a director, forfeiture and cancellation upon a removal for cause, and acceleration upon a change in control of the Company.

Also following the conclusion of the Annual Meeting, and in connection with the retirement of Andre de Bruin from the Company’s Board of Directors at the conclusion of his term as a director at the Annual Meeting, the Board of Directors reduced the size of the Board of Directors from seven to six members. The Board of Directors also appointed director Erik Holmlin to the Audit Committee of the Board of Directors to fill the vacancy created by Mr. de Bruin’s retirement.

Selected Financial Data

On October 2, 2015, the Company made available certain selected financial data set forth herein below for the purposes of updating the prospectuses contained in the Company’s registration statements under Section 10(a) of the Securities Act of 1933, as amended, to reflect certain reclassifications described below and to reflect the 20-to-1 reverse stock split of the Company’s issued and outstanding shares of common stock effective at the close of business on April 8, 2015.

The selected financial data below should be read together with the Company’s financial statements and the related notes contained in Item 8 of Part II of its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the Company’s financial statements and the related notes contained in Item 1 of Part I of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, except that share and per share information for the periods ended December 31, 2014, 2013, 2012, 2011 and 2010 have been revised to reflect the 20-to-1 reverse stock split of our issued and outstanding shares of common stock effective at the close of business on April 8, 2015. The selected data set forth below is not intended to replace the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, except that share and per share information for the periods ended December 31, 2014, 2013, 2012, 2011 and 2010 have been revised to reflect the 20-to-1 reverse stock split.

The Company has derived the statements of operations data for each of the three years ended December 31, 2014, 2013 and 2012 and the balance sheet data as of December 31, 2014 and 2013 from the audited financial statements contained in Item 8 of Part II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The selected balance sheet data as of December 31, 2012, 2011 and 2010 and the statement of operations data for the years ended December 31, 2011 and 2010 has been derived from the audited financial statements for such years not included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

The historical financial information set forth below may not be indicative of the Company’s future performance and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s historical financial statements and notes to those statements included in Item 7 of Part II and Item 8 of Part II, respectively, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and notes to those statements included in Item 2 of Part I and Item 1 of Part I, respectively, of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

	As of December 31,
Statements of Operations Data:	2014	2013	2012	2011	2010
	(in thousands, except per share data)
Total revenue	$14,290	$10,002	$5,078	$2,533	$2,026
Research and development expense	21,667	18,572	19,700	21,054	19,681
Sales, general and administrative expense	21,817	18,733	14,742	15,113	21,147
Net loss	(39,070)	(34,647)	(32,872)	(35,419)	(40,612)
Net loss attributable to common stock	(39,070)	(34,647)	(32,872)	(35,419)	(40,612)
Net loss per common share:
basic and diluted	$(9.35)	$(11.15)	$(13.36)	$(18.74)	$(29.26)
Weighted average number of common shares:
basic and diluted (1)(2)(3)(5)(6)	4,179	3,107	2,460	1,890	1,388

	As of December 31,
Balance Sheet Data:	2014	2013	2012	2011	2010
	(in thousands)
Cash and cash equivalents (1)(2)(3)(4)(5)(6)	$21,053	$41,467	$33,139	$39,273	$39,628
Working capital (1)(2)(3)(4)(5)(6)	19,453	46,606	36,551	38,729	37,426
Total assets (1)(2)(3)(4)(5)(6)	42,339	59,143	47,457	50,337	51,375
Long-term debt – current portion (4)	9,716	1,980	—	—	—
Long-term debt (4)	—	9,627	—	—	—
Stockholders’ equity (1)(2)(3)(5)(6)	26,680	43,134	42,232	45,609	44,524

(1)	In October 2014, we completed an underwritten public offering of 2,000,000 shares of common stock at $10.00 per share. The company received net proceeds from the offering of approximately $18.5 million.
(2)	In September 2013, we completed an underwritten public offering of 862,500 shares of common stock at $35.00 per share. The Company received net proceeds from the offering of approximately $27.8 million.
(3)	In May 2013, we completed an underwritten public offering of 96,154 shares of common stock at $52.00 per share. The Company received net proceeds from the offering of approximately $4.7 million.
(4)	In May 2013, we completed a debt financing and received net proceeds of approximately $11.7 million.
(5)	In July 2012, we completed an underwritten public offering of 603,750 shares of common stock at $48.00 per share. The Company received net proceeds from the offering of approximately $27.0 million.
(6)	In May 2011, we completed an underwritten public offering of 784,300 shares of common stock at $44.00 per share. The Company received net proceeds from the offering of approximately $32.2 million.

Reclassifications - Certain information as of December 31, 2014 and 2013 presented in the financial statements and selected financial data tables included in our Form 10-K filed on February 11, 2015 have been reclassified to the current presentation. These reclassifications include: i) the reclassification of $0.1 million and $0.2 million as of December 31, 2014 and 2013, respectively, of debt issuance costs upon the early adoption of ASU No. 2015-03 to debt on the balance sheets, ii) the combination of warrants to acquire common stock within additional paid in capital on the balance sheets and statement of stockholders’ equity, and iii) the separate presentation of depreciation and amortization and accounts receivable and provision for doubtful accounts on the statements of cash flows. These reclassifications had no net impact on the results of operations, financial position, or cash flows.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC.
(Registrant)

Dated: October 2, 2015	By:	/s/ Farzana Moinuddin
Farzana Moinuddin
Acting Principal Financial Officer,
Interim Chief Accounting Officer, and Secretary